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                                                                    EXHIBIT 99.1

GLOBIX CORPORATION FILES REGISTRATION STATEMENT FOR MERGER WITH NEON COMMUNICATIONS, INC.

NEW YORK, October 13, 2004 - Globix Corporation (OTCBB:GBXX) announced today that it has filed a registration statement on Form S-4 with respect to shares issuable to stockholders of NEON Communications, Inc. in the proposed merger of NEON with and into a subsidiary of Globix.

In connection with the proposed merger, Globix announced that it had revised the terms of a new class of convertible preferred stock of Globix to be offered to holders of convertible preferred stock of NEON. Under the revised terms, dividends will accrue at a rate of 6% per annum, and holders will have the right to convert their preferred stock into shares of Globix common stock at a conversion price of $3.60 per share. The number of shares issuable will vary with the actual closing date. If the transaction had closed on September 30, 2004, NEON preferred stockholders would have received in the aggregate approximately 2,826,297 shares of new Globix preferred stock.

In addition, Globix reported that, in a private transaction, a limited number of holders of its 11% senior notes approached the company and have agreed to exchange $12.5 million in principal and accrued interest on the notes for shares of Globix common stock at a price of $2.75 per share, contingent upon the consummation of the merger.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE MERGER

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell Globix shares. Investors and stockholders of NEON and Globix are urged to carefully read the registration statement on Form S-4, which includes a preliminary joint proxy statement/prospectus. Investors and stockholders of NEON and Globix can obtain these documents free of charge from the SEC's website at www.sec.gov. A free copy of these documents and any other document filed by Globix with the SEC, may also be obtained from Globix upon written request or from Globix's website at www.globix.com.The registration statement is not final and is subject to the review of the SEC.

ABOUT GLOBIX:

Globix Corporation (http://www.globix.com)(OTCBB:GBXX) is a leading provider of application, media and infrastructure management services. Globix provides flexible business solutions which combine skills, support, technology and experience to enable our customers to use the Internet as a way to provide business benefits and sustain a competitive advantage. By managing complex application, media and infrastructure environments, we help our clients protect Internet revenue streams, improve user satisfaction and reduce technology operating costs and risks. Our clients include operating divisions of Fortune 100 companies as well as mid-sized enterprises in a number of vertical markets including media and publishing, technology, financial services, health care and government. Globix and its subsidiaries have operations in New York NY, London UK, Santa Clara CA, Fairfield NJ, Fairfax VA and Atlanta GA.

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RISK FACTORS AND FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the company's Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.

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